Exhibit 99.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements (unaudited)

For the three and nine months ended September 30, 2018 and 2017

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars)
(unaudited)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$18.4	$29.1
Restricted cash	0.3	6.1
Accounts receivable - trade, unbilled and other	32.7	52.3
Accounts receivable - related party	33.7	36.6
Current portion of derivative instruments asset	6.4	2.7
Inventory	16.9	17.7
Prepayments and other current assets	12.2	12.2
Total current assets	120.6	156.7

Property, plant, and equipment, net	568.9	603.6
Equity investment in unconsolidated affiliates	155.7	163.6
Power purchase agreements and intangible assets, net	179.2	191.2
Goodwill	21.4	21.4
Derivative instruments asset	1.3	2.8
Other assets	6.4	8.1
Total assets	$1,053.5	$1,147.4

Liabilities
Current liabilities:
Accounts payable	$2.0	$1.7
Related party payables	21.3	27.2
Accrued interest	2.7	0.3
Other accrued liabilities	19.0	23.1
Current portion of long-term debt	78.1	99.5
Current portion of derivative instruments liability	4.3	4.4
Other current liabilities	0.4	1.0
Total current liabilities	127.8	157.2

Long-term debt, net of unamortized discount and deferred financing costs	558.3	616.3
Derivative instruments liability	16.9	19.9
Deferred income taxes	18.2	12.3
Power purchase and fuel supply agreement liabilities, net	22.3	24.1
Other long-term liabilities	49.3	47.6
Total liabilities	792.8	877.4

Commitments and contingencies

Equity
Partners’ capital	1,130.8	1,325.8
Accumulated other comprehensive loss	(137.9)	(133.4)
Retained deficit	(931.5)	(1,137.6)
Total APLP Holdings Limited Partnership equity	61.4	54.8
Preferred shares issued by a subsidiary company	199.3	215.2
Total equity	260.7	270.0
Total liabilities and equity	$1,053.5	$1,147.4

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Project revenue:
Energy sales	$25.0	$33.3	$94.8	$104.9
Energy capacity revenue	29.5	29.9	73.0	69.4
Other	10.9	34.2	43.9	131.7
	65.4	97.4	211.7	306.0
Project expenses:
Fuel	16.7	22.9	54.0	70.0
Operations and maintenance	17.8	18.0	66.1	57.4
Depreciation and amortization	21.0	29.6	65.7	84.9
	55.5	70.5	185.8	212.3
Project other income (expense):
Change in fair value of derivative instruments	—	(0.9)	3.6	(5.1)
Equity in earnings (loss) of unconsolidated affiliates	10.2	9.3	33.7	(36.1)
Interest expense, net	(0.4)	(0.5)	(1.4)	(1.7)
Other income (expense), net	6.7	(57.3)	6.6	(57.2)
	16.5	(49.4)	42.5	(100.1)
Project income (loss)	26.4	(22.5)	68.4	(6.4)

Administrative and other expenses (income):
Administration	1.2	1.1	3.1	3.1
Interest, net	10.3	12.9	32.2	41.3
Foreign exchange loss (gain)	2.9	7.0	(5.1)	13.2
Other expense	3.0	2.8	10.6	10.9
	17.4	23.8	40.8	68.5
Income (loss) before income taxes	9.0	(46.3)	27.6	(74.9)
Income tax expense (benefit)	3.6	(15.8)	7.5	(39.1)
Net income (loss)	5.4	(30.5)	20.1	(35.8)
Net (loss) income attributable to preferred shares of a subsidiary company	(1.5)	(0.8)	(1.6)	3.5
Net income (expense) attributable to APLP Holdings Limited Partnership	$6.9	$(29.7)	$21.7	$(39.3)

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars)
(unaudited)

	September 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$20.1	$(35.8)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	65.7	84.9
Loss on disposal of fixed assets	—	0.1
Gain on fair value adjustment to equity investment resulting from step acquisition	(6.7)	—
Stock-based compensation expense	1.9	1.6
Long-lived asset and goodwill impairment charges	—	57.3
Distributions from unconsolidated affiliates	37.4	30.9
Equity in (earnings) loss from unconsolidated affiliates	(33.7)	36.1
Unrealized foreign exchange (gain) loss	(4.8)	12.5
Change in fair value of derivative instruments	(3.6)	5.1
Change in deferred income taxes	4.8	(42.3)
Change in other operating balances
Accounts receivable	22.8	(6.2)
Inventory	0.8	(4.3)
Prepayments, supplies and other assets	7.1	5.8
Accounts payable	(6.7)	0.9
Accruals and other liabilities	(1.2)	7.0
Cash flows provided by operating activities	103.9	153.6

Cash flows used in investing activities:
Cash paid for acquisition, net of cash acquired	(12.8)	—
Purchase of property, plant and equipment	(1.2)	(5.7)
Cash flows used in investing activities	(14.0)	(5.7)

Cash flows used in financing activities:
Dividends paid to Parent	(25.3)	(57.8)
Contribution from Parent	12.8	—
Dividends paid on preferred shares of a subsidiary company	(6.3)	(6.5)
Repurchase of preferred shares of a subsidiary company	(8.0)	(3.1)
Repayment of corporate and project-level debt	(79.5)	(84.2)
Cash flows used in financing activities	(106.3)	(151.6)
Net decrease in cash and cash equivalents	(16.4)	(3.7)
Cash, cash equivalents and restricted cash at beginning of period	35.1	26.0
Cash, cash equivalents and restricted cash at end of period	$18.7	$22.3

Supplemental cash flow information
Interest paid	$26.1	$37.1
Taxes paid	$2.5	$2.7